ONTARIO CORPORATION NUMBER
                                                                          736045


     For Ministry Use Only
     Ministry of Consumer
     and Commercial Relations

CERTIFICATE

This is to certify that these articles are effective on December 7, 1994


--------------- ----------------------------------------------------------------
                              ARTICLES OF AMENDMENT

    Form 6     1.   The present name of the corporation is:
   Business
 Corporations                      KAYTY INC.
  Act. 1982         ------------------------------------------------------------

               2.   The name of the corporation is changed to (if applicable):

                                   W L D  INC.
                    ------------------------------------------------------------

               3.   Date of incorporation/amalgamation:

                                 March 18, 1981
                    ------------------------------------------------------------
                               (Month, Day, Year)

               4.   The articles of the corporation are amended as follows:

                    Resolved that the issued common shares are amended as:

               a)        Capital Stock       Authorized            Issued
                         -------------       ----------            ------

                         Preferred           20,000,000            nil
                         Common              60,000,000            15,000,000

                         3/old/new consolidated of Issued
                         --------------------------------

                         Preferred           20,000,000            nil
                         Common              60,000,000            5,000,000

               b)   The name of the corporation is changed to WLD Inc.

               5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

               6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

                                11 February 1994
                    ------------------------------------------------------------
               There articles are signed in duplicate.


                                        KAYTY EXPLORATION LTD.
                                        ----------------------------------------
                                        (Name of Corporation)


                                        By /s/ E. Roy Birkett President
                                          --------------------------------------
                                             (Signature) (Description of Office)

Kayta Inc.



                                                  Suite 301, 4 King Street, West
                                                       TORONTO, Ontario, M5H 1B6
                                                   (416) 860-0495 (Fax) 363-1954

1.  Alberta Incorporation - 1981

2.  Reporting Issuer filings are current with the O.S.C.

3.  Audited tax returns are current in Ottawa

4.  Fiscal Year End - December 31st.

5.  Name change from Kayty Exploration Ltd in 1987 and shares cut back 1 for 10.

6.  Was listed on Calgary in early 1980's

7.  Now listed on CDN and Nasdaq Bulletin Board

8. Balance sheet has been cleaned up with the sale of the interest in Instaglide and the writeoff of non performing loans. (1st quarter of 1994).

9. Investment Tax loss of $2.4 millions arose from sale of shares in wholly owned U.S. subsidiary engaged in oil and gas exploration.

10. Stock transfer agent in Canada - Kayty itself in the U.S.A. - Depository Transfer Corp in New York

11. Issued 15,000,000 common shares to some 350 to 400 share holders.

12. Breakdown of common shares

    Not reissued from Kayty Exploration Ltd in 1987 and considered loss:

    Not reissued from Kayty Exploration Ltd in 1987 and
    Considered loss:                         1,300,000
    Escrowed                                 800,000
    Public Float                             900,000
    Family                                   8,500,000
    Friends/Business Associates              2,100,000
    Private Placement                        1,400,000
                                             ---------
    Private Placement                        15,000,000

W L D Inc.



                                                  Suite 301, 4 King Street, West
                                                       TORONTO, Ontario, M5H 1B6
                                                   (416) 860-0495 (Fax) 363-1954

1.  May 18/91 - Incorporation in Alberta as Kayty Exploration Ltd.
                                            ----------------------

2.  Nov 6/81 - Converted to a public company

3.  Nov 10/81 - Reporting Issuer in Alberta with issuance of a Prospectus

4.  Oct 28/82 - Second prospectus issued

5. Sept 16/85 - Sold 100% of Kayty Petroleum Inc. (common shares) for capital loss of $2,359,098

6.  Sept 5/86 - Continued under the Business Corporation Act (Alberta)

7.  Sept 10/87 - Common shares cut back 1 for 10 and name changed to Kayty Inc.
                                                                     ----------

8.  Sept 22/87 - Articles of continuance issued by Alberta

9.  Sept 22/87 - Articles of continuance issued by Ontario (#736046)

10. Sept /94 - Tax returns and all filings with Ontario are current

11. Directors - Birkett, Wade Hampton and Art Blaney
                  Baler and Kendall resigned in June '94

12. Listings - Canadian Dealing Network & NASDAQ Bulletin Board.

13. Stock Transfer - Company itself in Canada
                  Depository Transfer Corporation in New York

14. Private Placement in June '94 increased the issued common shares from 13,600,000 to 15,000,000 - $150,000 acct's payable.

15. Name change to W L D Inc. and 1 for 3 cut back on 12/7/94.

    Private Placement                              470,000  - Dec. 95
    Lost                                           430,000  - Kayty Exploration
    Friends/Business Associates                    700,000
    Public float                                   430,000
    Family                                       2,700,000    5,000,000*
                                                 ---------
    *After name change and 1 for 3 consolidation